                                                           Exhibit No. EX-99.h.3
                                  Form of Distribution Expense Limitation Letter

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

March 29, 2006

Delaware Group Global & International Funds
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the performance of the Delaware  Emerging Markets Fund, the Delaware Global Value Fund, and the Delaware International Value Equity Fund
(together,  the  "Funds"),  which are series of the Delaware  Group Global &
International  Funds,  the  Distributor  shall waive a portion of the Rule 12b-1
(distribution)  fees for Class A Shares and Class R Shares,  as  applicable,  so that such Rule  12b-1  (distribution)  fees for the Funds  will not  exceed  the following rates for the periods described below:

Fund                                             Class/Cap     Effective Dates

Delaware Emerging Markets Fund                Class A - 0.25%   4/1/06-3/31/07
                                              Class R - 0.50%   4/1/06-3/31/07
Delaware Global Value Fund                    Class A - 0.25%  3/30/06-3/31/07
                                              Class R - 0.50%  3/30/06-3/31/07
Delaware International Value Equity Fund      Class R - 0.50%   4/1/06-3/31/07

     The Distributor acknowledges that it shall not be entitled to collecton, or make a claim for, waived fees at any time in the future.

                                              Delaware Distributors, L.P.

                                              By: _________________________
                                                  Name:
                                                  Title:
                                                  Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Global & International Funds

By: _________________________
    Name:
    Title:
    Date: